                                                                      EXHIBIT 11


                 TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
            EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                                                            For six months ended
                                                                           Years ended December 31          --------------------
                                                                    ------------------------------------     June 30     June 30
                                                                       1998         1997         1996         1999         1998
                                                                    ----------   ----------   ----------    --------     -------
Income (loss) form continuing operations
     before extraordinary item (in millions) ....................   $      407   $      302   $      (46)        567          63
  Add: Interest, net of tax and profit sharing effect,
          on convertible debentures assumed converted ...........           --           --           --          --          --
                                                                    ----------   ----------   ----------    --------    --------
Adjusted income (loss) from continuing operations
     before extraordinary item ..................................          407          302          (46)        567          63
Discontinued operations:
  Income from operations ........................................           --           52          109          --          --
  Gain on sale ..................................................           --        1,473           --          --          --
Extraordinary item ..............................................           --          (22)          --          --          --
                                                                    ----------   ----------   ----------    --------    --------
Adjusted net income .............................................   $      407   $    1,805   $       63         567          63
                                                                    ==========   ==========   ==========    ========    ========


Diluted earnings (loss) per common and dilutive potential
  common share:
Weighted average common shares outstanding (in thousands) .......      780,990      770,282      758,776     784,245     780,797
  Weighted average dilutive potential common shares:
     Stock option and compensation plans ........................       20,867       18,638           --      26,200      20,892
     Convertible debentures .....................................           --        6,534           --          --          --
                                                                    ----------   ----------   ----------    --------    --------
Weighted average common and dilutive potential common shares ....      801,857      795,454      758,776     810,445     801,689
                                                                    ==========   ==========   ==========    ========    ========


Diluted earnings (loss) per common share:
  Income (loss) from continuing operations
       before extraordinary item ................................   $      .51   $      .38   $     (.06)   $    .70    $    .08
  Discontinued operations:
     Income from operations .....................................           --          .07          .14          --          --
     Gain on sale ...............................................           --         1.85           --          --          --
  Extraordinary item ............................................           --         (.03)          --          --          --
                                                                    ----------   ----------   ----------    --------    --------
  Net income ....................................................   $      .51   $     2.27   $      .08    $    .70    $    .08
                                                                    ==========   ==========   ==========    ========    ========
Basic earnings (loss) per common share:
Weighted average common shares outstanding (in thousands)........      780,990      770,282      758,776     784,245     780,797
                                                                    ==========   ==========   ==========    ========    ========
Basic earnings (loss) per common share:
  Income (loss) from continuing operations
       before extraordinary item ................................   $      .52   $      .39   $     (.06)   $    .72    $    .08
  Discontinued operations:
     Income from operations .....................................           --          .07          .14          --          --
     Gain on sale ...............................................           --         1.91           --          --          --
  Extraordinary item ............................................           --         (.03)          --          --          --
                                                                    ----------   ----------   ----------    --------    --------
  Net income ....................................................   $      .52   $     2.34   $      .08    $    .72    $    .08
                                                                    ==========   ==========   ==========    ========    ========

The earnings per common share computation for 1996 excludes 9.6 million shares for stock options/compensation plans and 10.0 million shares for convertible debentures because their effect would have been antidilutive.